UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2018

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February12, 2018, the Registrant executed with SBI Investments, LLC (“SBI”) a convertible promissory note (the “Note”), dated as of February 7, 2018 with a face value of $241,562 (“Face Value”) under a share purchase agreement (the “SPA”) dated as of the same date. The Note, due 9 months after issuance, carries an interest rate of 6%. The Note may be prepaid within the first 90 days of issuance at 115% of Face Value, from the 91st through 180th day after issuance at 125% of Face Value, and thereafter may be prepaid only with the consent of SBI. Beginning on the 181st day after issuance, the Note becomes eligible for conversion to Company common shares at a conversion price of 65% of the lowest bid price in the 20 trading days prior to conversion notice, subject to the limitation that SBI may be the beneficial owner of no more than 4.99% of the issued and outstanding common shares of the Registrant at any one time. In addition, under the terms of the SPA the Registrant issued SBI 15,000,000 restricted common shares upon Note execution. With this Current Report, the Registrant also announces that the convertible promissory note dated December 27, 2017 executed with PowerUp Lending Group LTD, was today paid in full.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: February 14, 2018	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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